As filed with the Securities and Exchange Commission on July 9, 1999
                                                         Registration   No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                      WHITE MOUNTAINS INSURANCE GROUP, INC.
              (FORMERLY "FUND AMERICAN ENTERPRISES HOLDINGS, INC.")
             (Exact name of registrant as specified in its charter)

    DELAWARE                                                                  94-2708455
(State or other jurisdiction of incorporation or organization)       (I.R.S. employer identification no.)


                              80 South Main Street
                        Hanover, New Hampshire 03755-2053
                                 (603) 643-1567

  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                          FOLKSAMERICA HOLDING COMPANY
                       401(K) SAVINGS AND INVESTMENT PLAN
                            (Full title of the plan)

                               Michael S. Paquette
                      Senior Vice President and Controller
                      White Mountains Insurance Group, Inc.
                              80 South Main Street
                        Hanover, New Hampshire 03755-2053
                                 (603) 643-1567

 (Name, address, including zip code, and telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

Title of each class of                             Proposed maximum        Proposed maximum
   Securities to be          Amount to be       Offering Price Per Share       Aggregate           Amount of
     Registered(1)           Registered(2)                 (3)             Offering Price(3)     Registration Fee
----------------------      --------------      ------------------------   -----------------     ----------------
     Common Stock,          200,000 shares              $139.500             $27,900,000.00         $7,756.20
    $1.00 par value

-------------------------

         (1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein (the "Plan").

         (2) Includes shares that may be contributed as, or acquired with, matching contributions, and shares that may be purchased under the Plan with elective contributions and at the direction of Plan participants.

         (3) Pursuant to Rule 457(h)(1) under the Securities Act, the offering price is based upon the average high and low sales prices of the Common Stock as reported on the New York Stock Exchange on July 7, 1999.

                                     PART II

                    INFORMATION REQUIRED IN THE REGISTRATION

                                    STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by White Mountains
Insurance Group, Inc. (formerly "Fund American Enterprises Holdings, Inc.") (the "Registrant") (Commission file no. 1-8993) or the Folksamerica Holding Company 401(k) Savings and Investment Plan (the "Plan") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby are incorporated in this Registration Statement by reference: (a) the Registrant's Annual Report on Form 10-K for the year ended December 31, 1998 (the "1998 Form 10-K"); (b) the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; (c) the Registrant's Current Reports on Form 8-K dated: March 10, 1999; May 27, 1999; June 1, 1999; June 8, 1999;
June 17, 1999; and June 29, 1999; and (d) the Plan's Annual Report on Form 11-K for the year ended December 31, 1998. All documents subsequently filed by Registrant or the Plan pursuant to Sections 13(a), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         The authorized capital stock of the Registrant consists of 15,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, each par value $1.00 per share. Pursuant to the Registrant's Amended Certificate of Incorporation, a vote of at least two-thirds of the entire Board of Directors is required to authorize the issuance of any shares of Common Stock or Preferred Stock. Shareholders have no cumulative voting rights.

         All outstanding shares of Common Stock participate equally in distributions when and as declared by the Registrant and upon liquidation. Each holder of outstanding shares of Common Stock is entitled to one vote per share of Common Stock held. The shares of Common Stock do not entitle holders thereof to any preemptive rights, conversion rights, redemption rights or sinking fund. The Common Stock is listed on the New York Stock Exchange, Inc.

         There is currently no Preferred Stock of the Company outstanding. Pursuant to the Company's Amended Certificate of Incorporation, the Board of Directors is authorized to establish and designate series of Preferred Stock and to fix the number of shares and the relative rights, powers, preferences and qualifications, limitations and restrictions of such respective series. Since the Board of Directors has the power to establish the preferences and rights of each series, it may afford the holders of any Preferred Stock preferences, powers and rights (including voting rights) senior to the rights of the holders of Common Stock. The Registrant has no present intention to issue additional shares of Preferred Stock. It is possible that a new series of the Preferred Stock could be used to discourage an unsolicited acquisition proposal if one were made. However, the Registrant may create and issue a new series of Preferred Stock from the authorized Preferred Stock should the Registrant conclude that doing so is advisable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The General Corporation Law ("GCL") of the State of Delaware provides that a Delaware corporation, such as the registrant, may indemnify a director or officer against his or her expenses and judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding (other than an action by or in the right of the corporation) involving such person by reason of the fact that such person is or was a director or officer, concerning actions taken in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The GCL also provides that in a derivative action, a Delaware corporation may indemnify its directors and officers against expenses actually and reasonably incurred to the extent that such director or officer acted in good faith and in a manner such director or officer reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made with respect to any claim, issue or matter as to which such director or officer is adjudged to be liable to the corporation unless and only to the extent that the court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court deems proper. The GCL also generally permits the advancement of a director's or officer's expenses, including by means of a mandatory charter or bylaw provision to that effect, in lieu of requiring the authorization of such advancement by the Board of Directors in specific cases.

         Article XI of Registrant's Amended and Restated By-Laws contains the indemnification provisions that follow:

                                   ARTICLE XI
                                 INDEMNIFICATION

                  54. INDEMNIFICATION OF DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES.

                           Section 1. RIGHT TO INDEMNIFICATION. The Corporation shall to the fullest extent permitted by applicable law as then in effect, indemnify any person (the "Indemnitee") unless otherwise agreed to by Indemnitee, who was or is involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation, any action, suit or proceeding by or in the right of the Corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by the Indemnitee in connection with such Proceeding, consistent with the provisions of applicable law as then in effect.

                           Section 2. INSURANCE, CONTRACTS AND FUNDING. The Corporation may purchase and maintain insurance to protect itself and any Indemnitee against any expenses, judgments, fines and amounts paid in settlement as specified in Section 1 of this Article or incurred by any Indemnitee in connection with any Proceeding referred to in Section 1 of this Article, to the fullest extent permitted by applicable law as then in effect. The Corporation may enter into contracts with any director, officer, employee or agent of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

                           Section 3. INDEMNIFICATION; NOT EXCLUSIVE RIGHT. The right of indemnification provided in this Article shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Article shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Article and shall be applicable to Proceedings commenced or continuing after the adoption of this Article, whether arising from acts or omissions occurring before or after such adoption.

                           Section 4. ADVANCEMENT OF EXPENSES, PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES. In furtherance, but not in limitation of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Article:

                                    (a) ADVANCEMENT OF EXPENSES. All reasonable
                  expenses incurred by or on behalf of the indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the Corporation within twenty (20) business days after the receipt by the Corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law or requested by the Corporation at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Article.

                                    (b) PROCEDURE FOR DETERMINATION OF
                  ENTITLEMENT TO INDEMNIFICATION.

                                            (i) To obtain indemnification under
                           this Article, an Indemnitee shall submit to the Secretary of the Corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 120 days after receipt by the Corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the Corporation shall, promptly upon receipt of such a request for indemnification, advise the Board of Directors or its designee in writing that the Indemnitee has requested indemnification.

                                            (ii) The Indemnitee's entitlement to
                           indemnification under this Article shall be determined in one of the following ways: (A) by a majority vote of the Disinterested Directors (as hereinafter defined), if they constitute a quorum of the Board of Directors; (B) by a written opinion of Independent Counsel (as hereinafter defined) if (x) a Change of Control (as hereinafter defined) shall have occurred and the Indemnitee so requests or (y) a quorum of the Board of Directors consisting of Disinterested Directors is not obtainable or, even if obtainable, a majority of such Disinterested Directors so directs; (C) by the stockholders of the Corporation (but only if a majority of the Disinterested Directors, if they constitute a quorum of the Board of Directors, presents the issue of entitlement or indemnification to the stockholders for their determination); or (D) as provided in
                           Section 4(c), below.

                                            (iii) In the event the determination
                           of entitlement to indemnification is to be made by Independent Counsel pursuant to Section 4(b)(ii), a majority of the Disinterested Directors shall select the Independent Counsel, but only an Independent Counsel to which the Indemnitee does not reasonably object; provided, however, that if a Change of Control shall have occurred, the Indemnitee shall select such Independent Counsel, but only an Independent
                            Counsel to which the Board of Directors does not reasonably object.

                                    (c) PRESUMPTION AND EFFECT OF CERTAIN
                  PROCEEDINGS. Except as otherwise expressly provided in this Article, if a Change of Control shall have occurred the Indemnitee shall be presumed to be entitled to indemnification under this Article upon submission of a request for indemnification together with the Supporting Documentation in accordance with Section 4(b)(i), thereafter the Corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. In any event, if the person or persons empowered under Section 4(b) to determine entitlement to indemnification shall not have been appointed or shall not have made a determination within one hundred twenty (120) days after receipt by the Corporation of the request, therefore together with the Supporting Documentation, the Indemnitee shall be deemed to be entitled to indemnification and the Indemnitee shall be entitled to such indemnification unless (A) the Indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. The termination of any Proceeding described in Section 1, or of any claim, issue or matter therein, by judgement, order, settlement or conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

                                    (d) REMEDIES OF INDEMNITEE.

                                            (i) In the event that a
                           determination is made pursuant to Section 4(b) that the Indemnitee is not entitled to indemnification under this Article, (A) the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification either, at the Indemnitee's sole option, in (x) an appropriate court of the State of Delaware or any other court of competent jurisdiction or (y) an arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association; (B) any such judicial proceeding or arbitration shall be DE NOVO and the Indemnitee shall not be prejudiced by reason of such adverse determination; and (C) if a Change of Control shall have occurred, in any such judicial proceeding or arbitration the

                           Corporation shall have the burden of proving that the Indemnitee is not entitled to indemnification under this Article.

                                            (ii) If a determination shall have
                           been made or deemed to have been made, pursuant to
                           Section 4(b) or (c), that the Indemnitee is entitled to indemnification, the Corporation shall be obligated to pay the amounts constituting such indemnification within fifteen (15) business days after such determination has been made or deemed to have been made and shall be conclusively bound by such determination unless (A) the indemnitee misrepresented or failed to disclose a material fact in making the request for indemnification or in the Supporting Documentation or (B) such indemnification is prohibited by law. (Subparagraph (A) and (B) are each referred to hereafter as a "Disqualifying Event"). In the event that (C) advancement of expenses is not timely made pursuant to Section 4(a) or (D) payment of indemnification is not made within fifteen (15) business days after a determination of entitlement to indemnification has been made or deemed to have been made pursuant to Section 4(b) or
                           (c), the Indemnitee shall be entitled to seek judicial enforcement of the Corporation's obligation to pay to the Indemnitee such advancement of expenses or indemnification. Notwithstanding the foregoing, the Corporation may bring an action, in an appropriate court in the State of Delaware or any other court of competent jurisdiction, contesting the right of the Indemnitee to receive indemnification hereunder due to the occurrence of Disqualifying Event; provided, however, that in any such action the Corporation shall have the burden of proving the occurrence of such Disqualifying Event.

                                            (iii) The Corporation shall be
                           precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4(d) that the procedures and presumptions of this Article are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Corporation is bound by all the provisions of this Article.

                                            (iv) In the event that the
                           Indemnitee, pursuant to this Section 4(d), seeks a judicial adjudication of an award in arbitration to enforce his rights under, or to recover damages for breach of, this Article, the Indemnitee shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any expenses actually and reasonably incurred by him if the Indemnitee prevails in such judicial adjudication or arbitration. If it shall be determined in such judicial adjudication or arbitration that the Indemnitee is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the indemnitee in connection with such judicial adjudication or arbitration shall be prorated accordingly.

                                    (e) DEFINITIONS.  For purposes of this
                  Section 4:

                                            (i) "Change in Control" means a
                           change in control of the Corporation of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934 (the "Act"), whether or not the Corporation is then subject to such reporting requirement; provided that, without limitation, such change in control shall be deemed to have occurred if (A) any "person" (as such term is used in Section 13(d) and 14(d) of the Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Corporation representing 30% or more of the combined voting power of the Corporation's then outstanding securities without the prior approval of at least two-thirds (2/3) of the members of the Board of Directors in office immediately prior to such acquisition; (b) the Corporation is a party to a merger, consolidation, sale of assets or other reorganization, or proxy contest, as a consequence of which members of the Board of Directors in office immediately prior to such transaction or event constitute less than a majority of the Board of Directors thereafter; or (C) during any period of two (2) consecutive years, individuals who at the beginning of such period constituted the Board of Directors (including for this purpose any new director whose election or nomination for election by the Corporation's stockholders was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board of Directors.

                                            (ii) "Disinterested Director" means
                           a director of the Corporation who is not or was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

                                            (iii) "Independent Counsel" means a
                           law firm or a member of a law firm that neither presently is, nor in the past five (5) years has been, retained to represent: (i) the Corporation or the Indemnitee in any matter material to either such party or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Article. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing under the law of the State of Delaware, would have a conflict of interest in representing either the Corporation or the

                           Indemnitee in an action to determine the Indemnitee's rights under this Article.

                           Section 5. SEVERABILITY. If any provision or provisions of this Article shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable, that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article (including, without limitation, all portions of any paragraph of this Article containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         Section 102(b)(7) of the GCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision may not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the GCL (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) or (iv) for any transaction from which the director derived an improper personal benefit.

         Article Eleventh of Registrant's Restated Certificate of Incorporation, as amended, implements the foregoing provision and provides as follows:

         ELEVENTH: (a) To the fullest extent that the General Corporation Law of the State of Delaware (as it exists on the date hereof [March 11, 1994] or as it may hereafter be amended) permits the limitation or elimination of the liability of directors, no director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

                   (b) In addition to any requirements of law and any other provisions herein or in the terms of any class or series of capital stock having preference over the common stock of the Corporation as to dividends or upon liquidation (and notwithstanding that a lesser percentage may be specified by law), the affirmative vote of the holders of seventy-five percent (75%) or more of the voting power of the then outstanding voting stock of the Corporation, voting together as a single class, shall be required to amend, alter or repeal any provision of this Article.

         Insurance is maintained on a regular basis (and not specifically in connection with this offering) against liabilities arising on the part of directors and officers out of their performance in such capacities or arising on the part of the registrant out of its foregoing indemnification provisions, subject to certain exclusions and to the policy limits.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         The following exhibits are furnished with this Registration Statement:

    Exhibit No.                       Description
    -----------                       -----------
    (4)(a)            Amended and Restated Certificate of Incorporation of
                      Registrant.*

    (4)(b) Amended and Restated By-Laws of Registrant as amended to date (filed as Exhibit 3(b) to Registrant's Annual Report on Form 10-K for the fiscal year ended October 31, 1993
                      (Commission file number 1-8993) and incorporated herein by reference).

    (4)(c)            Folksamerica Holding Company 401(k) Savings and Investment
                      Plan and Trust Agreement, as amended.*

    (5)(a)            Opinion and consent of Miller, Canfield, Paddock and
                      Stone, P.L.C.*

    (5)(b) The undersigned registrant hereby undertakes that it will submit, or has submitted, the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make or has made all changes required by the IRS in order to qualify the Plan under
                      Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

    (23)(a)           Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                      (contained in Exhibit (5)(a)).

    (23)(b)           Consent of KPMG LLP.*

    (23)(c)           Consent of Ernst & Young LLP.*


    (23)(d)           Consent of PricewaterhouseCoopers LLP.*

    (23)(e)           Consent of PricewaterhouseCoopers LLP.*

-----------------------------

*        Filed herewith.


ITEM 9.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Hanover, State of New Hampshire, on July 9, 1999.

                                   WHITE MOUNTAINS INSURANCE
                                   GROUP, INC.


                                   By
                                     -------------------------------------
                                         Name:    K. Thomas Kemp
                                         Title:   President and Chief Executive
                                                  Officer



         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, Folksamerica Holding Company 401(k) Savings and Investment Plan (the "Plan") has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on July 9, 1999.

                                   Folksamerica Holding Company 401(k) Savings and Investment Plan


                                   By:
                                      ------------------------------------------
                                         Name:  Steve E. Fass
                                         Title: Member - Plan Investment
                                                Committee


                                   And:
                                      ------------------------------------------
                                         Name:  Michael Tyburski
                                         Title: Member - Plan Investment
                                                Committee


                                   And:
                                      ------------------------------------------
                                         Name:  Hellen Dell
                                         Title: Member - Plan Investment
                                                Committee

         DIRECTORS AND OFFICERS OF THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint John J. Byrne, K. Thomas Kemp, Raymond Barrette and Michael S. Paquette, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement including post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.


                 Signatures                                    Title                          Date
                 ----------                                    -----                          ----
Principal Executive Officer:
                                             President and Chief Executive
                                             Officer                                    July 9, 1999

----------------------------------
K. Thomas Kemp

Principal Financial Officer:
                                             Executive Vice President and
                                             Financial Officer  Chief                   July 9, 1999
----------------------------------
Raymond Barrette

Principal Accounting Officer:
                                             Senior Vice President and
                                             Controller                                 July 9, 1999
----------------------------------
Michael S. Paquette


         DIRECTORS AND OFFICERS OF THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the dates indicated below. By so signing, each of the undersigned, in his capacity as a director or officer, or both, as the case may be, of the registrant, does hereby appoint John J. Byrne, K. Thomas Kemp, Raymond Barrette and Michael S. Paquette, and each of them severally, his true and lawful attorney to execute in his name, place and stead, in his capacity as a director or officer, or both, as the case may be, of the registrant, any and all amendments to this Registration Statement including post-effective amendments thereto and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully, and for all intents and purposes, as each of the undersigned might or could do in person, the undersigned hereby ratifying and approving the acts of said attorneys and each of them.


             Signatures                           Title                    Date
             ----------                           -----                    ----
Directors:

__________________________________          Chairman, Director           July 9, 1999
John J. Byrne

__________________________________          Director                     July 9, 1999
Patrick M. Byrne

__________________________________          Director                     July 9, 1999
Howard L. Clark, Jr.

__________________________________          Director                     July 9, 1999
Robert P. Cochran

__________________________________          Director                     July 9, 1999
George J. Gillespie III

__________________________________          Director                     July 9, 1999
Gordon S. Macklin

__________________________________          Director                     July 9, 1999
Frank A. Olson

__________________________________          Director                     July 9, 1999
Arthur Zankel


                                  EXHIBIT INDEX


Exhibit No.                               Description
-----------                               -----------

 (4)(a)               Amended and Restated Certificate of Incorporation of
                      Registrant.*

 (4)(c) Folksamerica Holding Company 401(k) Savings and Investment Plan Agreement, as amended.*

 (5)(a)               Opinion and consent of Miller, Canfield, Paddock and
                      Stone, P.L.C.*

 (5)(b) The undersigned registrant hereby undertakes that it will cause the Plan and any amendments thereto to be submitted to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended, or any successor thereto.

 (23)(a)              Consent of Miller, Canfield, Paddock and Stone, P.L.C.
                      (contained in Exhibit (5)(a)).

 (23)(b)              Consent of KPMG LLP.*

 (23)(c)              Consent of Ernst & Young LLP.*

 (23)(d)              Consent of PricewaterhouseCoopers LLP.*

 (23)(e)              Consent of PricewaterhouseCoopers LLP.*

-----------------------------

*        Filed herewith.